UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2009

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 24, 2009, the Company’s Executive Vice President, Finance & Chief Financial Officer, Arthur S. Locke, III, informed the Company of his resignation from the Company, effective March 25, 2009. Mr. Locke resigned so that he may pursue other opportunities.

(c) The Company has initiated a search for a new Chief Financial Officer. The Company’s Vice President, Worldwide Tax & Treasurer and acting Vice President, Worldwide Controller, Douglas K. Thede, will be serving as interim Chief Financial Officer of the Company and will be performing the finance and accounting functions previously performed by Mr. Locke, effective March 26, 2009. Mr. Thede, age 40, has served as the Company’s acting Vice President, Worldwide Controller since March 2009, as Vice President, Worldwide Tax & Treasurer since November 2008, and was previously Vice President, Worldwide Tax Planning & Compliance since joining MicroStrategy in June 2008. Prior to joining MicroStrategy, Mr. Thede served as Senior Director, Tax of Convergys Corporation, an S&P 500 company that provides relationship management solutions, from March 2005 to June 2008, and as Senior Tax Manager at PricewaterhouseCoopers LLP from August 2003 to March 2005. Mr. Thede also served a total of twelve years with Cincinnati Bell Inc., Ernst & Young LLP and KPMG Peat Marwick from 1991 to 2003. Mr. Thede is a certified public accountant and received a B.S. in Business from Miami University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2009	MicroStrategy Incorporated (Registrant)

	By:	/s/ Michael J. Saylor
	Name:	Michael J. Saylor
	Title:	Chairman of the Board, President and Chief Executive Officer